EXHIBIT 10.1

AGREEMENT FOR THE ASSIGNMENT OF PATENT RIGHTS

THIS AGREEMENT FOR THE ASSIGNMENT OF PATENT RIGHTS, effective as of April 7, 2009, is made by and between MARA GROUP LTD, an individual (“MARA”), and GETFUGU, INC., a corporation organized and existing under the laws of the State of Nevada (“GetFugu”).

WITNESETH:

WHEREAS, MARA is the Inventor and proprietary owner of those certain United States patent applications in the form more fully described in Exhibit A hereto (the “Patents”). MARA owns all right, title and interest in and to said Patents and information regarding technology for the production of products and services using said Patents, technologies and inventions.

WHEREAS, pursuant to the terms and subject to the conditions hereof, MARA desires to sell and assign all of his right, title and interest in and to the Patents and the Patent Rights for the consideration set forth herein, and does hereby sell, transfer, assign and set over unto GetFugu, Inc. his entire right title and interest in and to the Patents and the Patent Rights, in the United States of America and all foreign countries together with all common law rights related thereto, all rights to prosecute, renew, improve and extend such patents, and the right to recover for damages and profits for infringements thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound, MARA and GetFugu hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1         Definitions. Whenever used in this Agreement, the Recital above, or any Exhibit hereto, unless otherwise required by the subject matter or the context, the following terms shall have the meanings respectively ascribed to them:

(a)          “claim” means a written notice asserting a breach of a representation, warranty or covenant specified in the Agreement which shall reasonably set forth, in light of the information then known to the party giving such notice, a description of and an estimate (if then reasonable to make) of the amount involved in such breach or for a claim for injunctive relief.

(b)          “Enhancements’’ means any change, correction, modification, improvement, enhancement, addition or revision to the Patents.

(c)          “Governmental Authority” means any governmental body, agency or official of any county, state, country or any other political subdivision of any county, state or country.

(d)          “Person” means a human being, partnership, association, joint venture, corporation, legal representative, trustee, trustee in bankruptcy, receiver or any other legal entity whatsoever.

(e)          “Patent Rights” means any and all proprietary rights of MARA to the Patents as described in Exhibit A, and any Enhancements, extensions, reexaminations and reissues of such Patents, patents of addition, patent applications, divisions, continuations, continuations in part, and any subsequent filings in any country or jurisdiction claiming priority therefrom.

1.2        Additional Terms. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to “party” and “parties” shall be deemed references to the parties to this Agreement and to a party’s successor in title unless the context shall otherwise require.  All references to Sections and Paragraphs shall be deemed references to Sections and Paragraphs of this Agreement, unless the context shall otherwise require.  All references herein to Schedules and Exhibits shall be deemed to be references to the Schedule(s) and Exhibit(s) attached to this Agreement.  The terms “this Agreement”, “hereof, “hereunder”, and similar expressions refer to this Agreement as a whole and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto.  The conjunction “or” shall be understood in its inclusive sense (and/or).

1.3         Headings.  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

ARTICLE 2
ASSIGNMENT

2.1         Assignment Of Patents.  Subject to the terms and conditions of this Agreement, MARA hereby grants to GetFugu an assign of all his right, title and interest in the Patents and Patent Rights, and does hereby sell, transfer, assign and set over unto GetFugu, Inc. his entire right title and interest in and to the Patents and Patent Rights in the United States of America and all foreign countries, together with all common law rights related thereto, all rights of renewal and extension, and the right to recover for damages and profits for infringements thereof.  Any Enhancements to the Patents shall be owned by GetFugu.  If requested by GetFugu, MARA agrees that he shall apply for and complete all necessary documents and instruments in order to make applications for the Patents and Patent Rights in other countries for the benefit of GetFugu.  GetFugu agrees to pay for all costs and fees connected with the Patents. The parties agree that the owner of any Patents applied for in other jurisdictions, and paid for by GetFugu, shall be owned by GetFugu.  MARA has utilized the Patents in various manners, products and services.  The Parties agree that GetFugu has the exclusive right to utilize any and all use of the Patents.

2.2         Consideration.  In consideration of the assignment of the Patents and Patent Rights, upon the execution of this Agreement, GetFugu shall issue to MARA Twenty-Five Million (25,000,000) shares of its common stock (the “Common Stock”) via a stock certificate to be delivered to MARA or its designee at the Closing, which will occur no later than five (5) after the mutual execution and delivery of this Agreement.  The Common Stock, when issued and delivered to MARA, shall be fully paid and non-assessable.   MARA acknowledges that the Common Stock will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly are “restricted securities” within the meaning of Rule 144 of the Act.  As such, the Shares may not be resold or transferred unless the shares have been included in a registration statement filed by GetFugu with the Securities and Exchange Commission permitting the resale thereunder, or GetFugu has received an opinion of counsel that such resale or transfer is exempt from the registration requirements of that Act.

2.3         No Future Payments.  The Parties agree that the consideration referred to in Section 2.2 above shall be the sole consideration for the assignment of the Patents.  MARA shall not be entitled to any future payments/fees (including but not including royalties) on the development or exploitation of the Patents and Patent Rights.

ARTICLE 3
CLOSING

3.1         Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall take place on such time, date, and place as are mutually agreeable to the Parties. The date of the Closing is hereinafter referred to as the “Closing Date” and all representations, warranties and covenants of the parties shall be true and correct as of the Closing Date.

(a)          Deliveries by GetFugu. At the Closing, GetFugu will deliver, or cause to be delivered, to MARA (i) a certificate for the Common Stock, and (ii) an executed Bill of Sale; and

 (b)         Deliveries by MARA. At the Closing, MARA will deliver to GetFugu (i) an executed Patent Assignment in the form attached hereto as Exhibit B, and (ii) such other instruments of conveyance and transfer, in form reasonably satisfactory to GetFugu and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, GetFugu all of MARA’s right, title and interest in and to the Patents and Patent Rights.  Simultaneously with such deliveries, all such steps will be taken by MARA as may be required to put GetFugu in actual possession and operating control of the Patents and Patent Rights, including without limitation all copies and manifestations of the Patents and Patent Rights.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF MARA

To induce GetFugu to acquire the Patents and Patent Rights, MARA hereby makes the following representations and warranties:

4.1         Authorization. MARA has full authority to assign the Patents and Patent Rights.  MARA has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary parties required by law or otherwise to authorize the execution and delivery of this Agreement and the agreements specified herein or the consummation of the transactions contemplated hereby.

4.2         Binding Agreements.  This Agreement to which MARA is a Party has been duly executed and delivered by MARA and, when duly executed by GetFugu, constitute the legal, valid, and binding obligation of MARA, enforceable in accordance with its terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally.

4.3         No Violation. Neither the execution and delivery by MARA of this Agreement, nor the consummation by MARA of the transactions contemplated hereby will (a) to his knowledge, conflict with or violate any statute, law, regulation, rule, order, judgment or decree of any court or Governmental Authority binding upon or applicable to MARA, or (b) result in the breach or violation of any provision of any contract, indenture, mortgage, lease, or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration thereof, to which MARA, or any of his respective properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such contract, indenture, agreement, or other instrument, or result in the creation or imposition of any liability, lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of MARA.  MARA is not a party to, nor is it bound by, and the Patents are not subject to, any agreement or commitment that prohibits the execution and delivery by GetFugu of this Agreement or the consummation of the transactions contemplated hereby.

4.4          Litigation. No action, suit, inquiry, audit, or no proceeding or investigation, by or before any court or governmental or other regulatory or administrative agency or commission is currently pending or, threatened, against, involving or arising in connection with the Patents that questions or challenges the validity of this Agreement or any action taken or to be taken by MARA pursuant to this Agreement.

4.5          Right to Assign MARA’s Patents. MARA has the right to assign the Patents as described above.  Neither the execution and delivery by MARA of this Agreement, nor the performance of the transactions performed or to be performed by MARA, require any notice, filing, consent, renegotiation, or approval, constitute a default, cause any payment obligation to arise or give any Person the right to challenge any of the transactions contemplated hereby under (a) any Law or Court Order to which MARA is subject, or (b) any contract or other document to which MARA is a party or by which the properties or other assets of MARA may be bound.  All employees and consultants of MARA who are involved in the design, review, evaluation or development of the Patents simultaneously with the Closing will, or have executed a nondisclosure and assignment of inventions agreement, and none of such persons has any claim to title in any of the Patents.

4.6         Ownership of Patents.  MARA is the owner of all right, title and interest in and to each of the Patents and the Patent Rights, free and clear of any liens.

4.7          Common Stock..

(a)           MARA acknowledges that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of GetFugu concerning an investment in the Common Stock, and any additional information which the MARA has requested.

(b)           MARA’s investment in restricted securities is reasonable in relation to the MARA’s net worth.  MARA has had experience in investments in restricted and publicly traded securities, and MARA has had experience in investments in speculative securities and other investments which involve the risk of loss of investment.  MARA acknowledges that an investment in the Common Stock is speculative and involves the risk of loss.  MARA has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and MARA can afford the risk of loss of his entire investment in the Shares.  MARA is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

(c)           MARA is acquiring the Shares for the MARA’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF GETFUGU

To induce MARA to enter into this Agreement with GetFugu, GetFugu hereby represents and warrants to MARA as follows:

5.1          Corporate Organization and Good Standing.  GetFugu is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2          Authorization. GetFugu has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action required by law, GetFugu’s Articles of Incorporation, or otherwise to be taken by GetFugu to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.3          Binding Agreements.  This Agreement constitutes the legal, valid and binding agreements of GetFugu enforceable in accordance with its terms.

5.4          No Violation. Neither the execution and delivery by GetFugu of this Agreement nor the consummation by GetFugu of the transactions contemplated hereby, will (a) violate any provisions of the Articles of Incorporation of GetFugu; (b) conflict with or violate any statute, law, regulation, rule, order, judgment or decree of any court or Governmental Authority binding upon or applicable to GetFugu or by which the property or assets of GetFugu are bound or affected.

5.5          Litigation. There are no suits, actions, claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority, pending or, to GetFugu’s knowledge, threatened by or against or affecting GetFugu, or any of its properties or assets, nor to GetFugu’s knowledge is there any basis therefore.  There is no outstanding judgment, order, injunction or decree of any Governmental Authority or arbitrator applicable to GetFugu, or any of its properties, assets or business.

5.6          Capital Stock.  Immediately prior to the Closing (but assuming the filing of the Certificate of Incorporation), the authorized capital stock of GetFugu shall consist of:

(a)           500,000,000 shares of common stock, of which (i) 117,839,988 shares shall be issued and outstanding, and (ii) no shares shall be reserved for issuance pursuant to the exercise of outstanding options, warrants or other instruments which may be exercised for or converted into shares of common stock; and

(b)           no shares of preferred stock shall be issued or outstanding.

(c)           The shares of Common Stock, when issued and delivered to MARA in accordance with this Agreement, will be free and clear of any liability, lien, charge, restriction, claim, or encumbrance of any nature whatsoever, and MARA will have good title thereto.

5.7          SEC Reports; Financial Statements.  GetFugu has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as GetFugu was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of GetFugu included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of GetFugu as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

ARTICLE 6
COVENANTS OF THE PARTIES

6.1         Cooperation.  Each party shall cooperate reasonably with the other in preparing and filing all notices, applications, reports and any other instruments and documents which are required by any statute, rule, regulation or order of any Governmental Authority in connection with the transactions contemplated by this Agreement, including the use of the Patents.  The cost of recording the assignments of the Patents will be borne by GetFugu. As soon as practical following the Closing Date, but in no event later than 60 days following the Closing Date, MARA and his counsel will transfer all files and supporting documents in their possession relating to the Patents and Patent Rights to GetFugu, including but not limited to, all initial invention disclosure documents, all documents sent to the U.S. Patent and Trademark Office regarding inventions and claims, all draft patent applications, all filing or prosecution documents submitted to the patent offices, and all file wrappers. Conception notebooks and all other documents in the possession or under the control of GetFugu or its counsel relating to conception and/or reduction to practice, such as scientist notebooks, shall be obtained in accord with MARA’s ordinary document retention and made available to GetFugu upon GetFugu’s reasonable request. All documents provided to GetFugu hereunder shall be sent promptly.

6.2          License to Exploit Patent Worldwide. MARA hereby grants to GetFugu an exclusive, fully paid right and license to use and exploit the Patents, or any Enhancements thereto, worldwide in connection with the development and manufacture of GetFugu’s products.

6.4          Compliance with Laws.  In connection with the assignment herein and the consummation of the transactions contemplated hereby and the performance by a party of its obligations hereunder, each MARA and GetFugu shall comply with all applicable laws, requirements, rules, regulations and standards of Governmental Authorities of any pertinent jurisdiction so that neither of the parties shall be subject to any fines or penalties; or violate any laws or regulations affecting the Patents, lease, license, sale and furtherance of the anticipated business of GetFugu.

ARTICLE 7
PROTECTION OF THE PATENT RIGHTS

7.1          Notice of Infringement or Unauthorized Use. Each party shall promptly inform the other party in writing of any notice of claim or action, or any threatened claim or action, against either party by any third Person arising out of in any way related to the Patents.

7.2          Institution. Prosecution and Defense of Claims.

(a)    (i)    In the event of any act of infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality or other agreement affecting the Patents or, in the case where such infringement, unauthorized use, piracy, misappropriation or breach is discovered by any of the parties or otherwise brought to their attention, MARA herein grants to GetFugu authority to take such steps as shall be necessary in order to protect GetFugu and MARA’s rights with respect to the Patents, including, but not limited to, instituting or authorizing others to institute any claim, suit or proceeding at law or in equity arising out of or related to such infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement pertaining to, or in any way affecting the Patents.

(ii)   The institution, prosecution, maintenance and control of any claim, suit or proceeding at law or in equity arising out of or related to, or in any way affecting the Patents shall be subject to the direction and control of GetFugu, at its sole cost and expense, and any and all sums that may be received, obtained, collected or recovered in any such claim, suit or proceeding, whether by decree, judgment, settlement or otherwise, shall be the sole and exclusive property of GetFugu.

(b)    If requested by GetFugu, MARA shall join GetFugu as, a party complainant in any such claim, suit or proceeding at GetFugu’s sole cost and expense.

(c)    GetFugu shall defend, at its own expense, any claim that a third-party shall institute affecting the Patents. MARA shall cooperate fully in the defense of any such claim, suit or proceeding against any party by a third Person, brought in connection with, arising out of or related to the Patents, and each party shall execute such documents and take such actions as may be reasonably requested by the other party and consistent with the rights and obligations of the parties hereunder.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1          Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.2          Notices.

(a)  All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand, (ii) on the date of transmission when sent by facsimile transmission during normal business hours with telephone confirmation of receipt, (iii) on the next business day after transmission if sent by facsimile transmission after normal business hours, (iv) two (2) days after dispatch when sent by a reputable courier service that maintains records of receipt or (v) five (5) days after dispatch when sent by registered mail, postage prepaid, return-receipt requested; provided that, in any such case, such communication is addressed provided in the immediately following paragraph (b).

(b)    All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be addressed as follows:

(i)           If to MARA:

MARA Group Ltd
Suite 203
2880 Zanker Road
San Jose, California 95134

Telephone:
Facsimile:

(ii)          If to GetFugu:

GetFugu, Inc.
600 Townsend Street
Suite 123 E
San Francisco, CA 94103
Telephone: 415-848-8800
Facsimile:

or to such other address as any party shall have designated by notice in the foregoing manner to the other parties.

8.3         Confidentiality, Publicity. The Parties agree that each will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information that they may obtain from the other Parties pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public; provided, however, that the Parties may disclose such information (a) to their attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement and the transactions contemplated hereby, (b) upon the request or demand of any governmental regulatory agency or authority after such Party has first had a reasonable opportunity to contest or seek the modification of the request or demand, (c) that is or becomes available to the public other than as a result of a disclosure by the disclosing Party, (d) in connection with any litigation to which a Party is or may be a party, (e) to the extent necessary in connection with the exercise of any remedy under this Agreement or (f) to the extent otherwise required by law. No Party hereto will issue any press release or other public announcement or disclose the terms of this Agreement (including, without limitation, any consideration payable hereunder) without the prior written approval of each other Party, except as such disclosure may be made in the course of normal reporting practices by a Party hereto to its stockholders or partners or as otherwise required by law. The provisions of this Section 8.3 shall survive the Closing or the termination of this Agreement prior thereto.

8.4          Waivers. No waiver of any provision, condition or covenant of this Agreement shall be effective as against the waiving party unless such waiver is m writing and is signed by the waiving party. Waiver by a party as provided in this Section shall not be construed as, or constitute, either a continuing waiver of such provision, condition or covenant or a waiver of any other provision, condition or covenant hereof. The failure of any party at any time to require performance by the other party of any provision, condition or covenant of this Agreement shall in no way affect its right thereafter to enforce the provision, condition or covenant.

8.5          Amendment. This Agreement may only be modified, supplemented or amended by a written instrument executed by the parties to it.

8.6          Entire Agreement. This Agreement (together with the Exhibits expressly identified in this Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, in respect of such subject matter.

8.7          Applicable Law: Arbitration; and Consent to Jurisdiction.

(a)    This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York.

(b)   Any suit, action or proceeding instituted by either party hereto, including any proceeding to enforce an award of damages by the arbitrators, may be brought in the courts of the State of New York and said courts shall have exclusive jurisdiction with respect to all actions, suits, motions, issues or other matters whatsoever arising out of this Agreement. The parties hereby consent to in personam jurisdiction of such courts and irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom.

8.8          Assignments. This Agreement may be assigned by either party hereto without the prior written consent of the other party, except that MARA may not assign his obligations to deliver the Patents and Patent Rights.

8.9          No Joint Venture. Each of the parties hereto is an independent contractor and neither party is nor shall be considered to be the agent of the other party for any purpose whatsoever. Neither party has any authorization to enter into any contracts nor assume any obligations for the other party nor make any warranties or representations on behalf of the other party, other than as expressly authorized herein. Nothing in this Agreement shall be construed as establishing an agency, partnership or joint venture relationship between the parties hereto.

8.10        Further Assurances. The Parties agree to use their reasonable efforts to take, or cause to be taken, all further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement. At any time that any Party hereto is in breach of any representation, warranty, covenant or agreement in this Agreement, such Party shall inform the other Parties of such breach, and shall take all actions necessary to mitigate the adverse effects of such breach; provided, that in no event will disclosure of a breach relieve the breaching party from any of its obligations or affect the rights of any other Party hereto.

8.11       Construction. The Parties have participated jointly in the negotiation drafting of this Agreement. Any event in ambiguity or question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to referred to all rules and regulations promulgated thereunder, unless the context otherwise requires.

8.12       Exhibits and Other Agreements. The Exhibits and other agreements specifically referred to in, and delivered pursuant to, this Agreement are an integral part of it.  The following are the Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:

Exhibit A - True and correct copy of Patents
Exhibit B -  Form of Patent Assignment

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto, all as of the date first above written.

MARA GROUP LTD		GETFUGU, INC.

By:		By:

Name:	Carl J. Freer	Name :	Bernard Stolar

Title:	CEO	Title:	CEO

EXHIBIT A

TRUE AND CORRECT COPY OF PATENTS

EXHIBIT B

PATENT ASSIGNMENT

WHEREAS, MARA Group Ltd, is the owner an inventor of those certain United States Patents, patent registrations and patent applications in the form more fully described in Annex A hereto (the “U.S. Patents”);

WHEREAS, MARA Group Ltd and GetFugu, Inc., a Nevada corporation (“GetFugu”), have executed that certain Agreement for the Assignment of Patent Rights,

WHEREAS, pursuant to the terms of the Agreement for the Assignment of Patent Rights, MARA Group Ltd desires to assign and GetFugu desires to receive all of MARA Group Ltd’s right, title and interest in and to the U.S. Patents together with any and all enhancements together with the goodwill associated therewith.

NOW THEREFORE, for the consideration set forth in the Agreement for the Assignment of Patent Rights, and other good and valuable consideration, the receipts and sufficiency of which is hereby acknowledged, MARA Group Ltd hereby sells, transfers, assigns and sets over unto GetFugu, Inc., a Nevada corporation, its successors and assigns, all of MARA Group Ltd’s entire right, title and interest in and to the U.S. Patents, in the United States of America and all foreign countries, together with the good will of MARA Group Ltd’s business, all common law rights related thereto, all rights of renewal and extension, and the right to recover for damages and profits for past infringements thereof.

MARA Group Ltd agrees to execute and deliver at the request of GetFugu, Inc. all papers, instruments, and assignments, and to perform any other reasonable acts GetFugu, Inc. may request in order to vest all of MARA Group Ltd’s right, title and interest in and to the U.S. Patents and/or to provide evidence to support any of the foregoing in the event such evidence is deemed necessary by GetFugu , Inc. to the extent such evidence is in the possession or control of MARA Group Ltd.

Executed as of the ___ Day of ____________, 2009

MARA GROUP LTD

_________________________